UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2014

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosure provided under Item 5.02(c) below is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a) Not applicable.

(b) The disclosure provided under Item 5.02(c) below is incorporated herein by reference.

(c) On October 8, 2014, Myriad Genetics, Inc. (the “Company”) announced the appointment of R. Bryan Riggsbee as Executive Vice President, Chief Financial Officer and Treasurer to replace James S. Evans, who is retiring as Chief Financial Officer and Treasurer, each effective as of October 16, 2014.

Employment Arrangements with Mr. Riggsbee

Mr. Riggsbee, age 44, began his career with the international accounting firm KPMG, LLP, where he held several positions. Subsequently, Mr. Riggsbee held various positions in finance and accounting with General Electric Company before joining Laboratory Corporation of America Holdings (“LabCorp”) in 2004. While with LabCorp, Mr. Riggsbee served as Chief Financial Officer of DynaLife Diagnostic Laboratories, a LabCorp subsidiary, Vice President, Corporate Finance and most recently Senior Vice President, Corporate Finance. Mr. Riggsbee received a B.A. Political Science degree from the University of North Carolina, a B.A. Accounting degree from North Carolina State University, a Master of Business Administration from Northwestern University and is a Certified Public Accountant licensed in the state of North Carolina.

In connection with his hiring, Mr. Riggsbee and the Company have entered into an offer letter dated October 7, 2014 (the “Offer Letter”) and an employment agreement dated October 8, 2014 (the “Employment Agreement”) governing the terms of Mr. Riggbee’s employment and his initial compensation arrangements. Mr. Riggsbee will be an at-will employee with no defined employment term. Pursuant to the Employment Agreement, either party may terminate the employment relationship at any time for any reason, with or without notice or cause. The Employment Agreement also provides that Mr. Riggsbee will not disclose confidential information of the Company during and after employment and will not compete with the Company or solicit the Company’s employees and customers during the term of employment and for one year following employment.

Upon hire, Mr. Riggsbee will receive an annual base salary of $375,000 per year, a $10,000 sign-on bonus, and 30,000 restricted stock units which vest on a pro rata basis over four years, which units are subject to Compensation Committee approval, and will be eligible to receive an annual cash incentive bonus of up to 50% of his base salary and a three-year cash incentive bonus of up to 15% of his base salary, with the actual amounts to be determined by the Compensation Committee under the Company’s compensation programs, as described under the heading

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“Executive Compensation – Compensation Discussion and Analysis – Elements of Our Compensation Program” in the Company’s definitive proxy statement for its 2013 annual meeting of stockholders, as filed with the Securities and Exchange Commission on October 15, 2013 (the “Proxy Statement”). Mr. Riggsbee will also receive the Company’s standard relocation package for executives and reimbursement of specified travel expenses during the initial six months of his employment.

The foregoing description of the Offer Letter and Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Mr. Riggsbee will also be recommended to the Compensation Committee to enter into the Company’s standard Executive Retention Agreement for executive officers (the “Retention Agreement”). Under the terms of the Retention Agreement, if Mr. Riggsbee is terminated without “Cause” or he separates from the Company for “Good Reason” within 24 months of a “Change in Control” (each as defined in the Retention Agreement), Mr. Riggsbee will receive: (i) all salary earned through the date of termination, as well as a pro rata bonus and any compensation previously deferred; (ii) an amount equal to three times Mr. Riggsbee’s highest annual base salary and three times his highest annual bonus at the Company during the three-year period prior to the Change in Control; (iii) continued benefits for 36 months after the date of termination; (iv) outplacement services in an aggregate amount of up to $25,000; and (v) a gross-up payment with respect to any excise taxes or penalties due on account of any payments made to the executive under the Retention Agreement. In addition, upon the occurrence of a Change in Control, all of Mr. Riggsbee’s equity incentive compensation would become fully vested, whether or not he is terminated. Additional information about the standard Retention Agreement is set forth under the heading “Executive Compensation – Potential Payments Upon Termination or Change-in-Control” in the Proxy Statement. A form of the Retention Agreement and an amendment to the agreement were previously filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2010, File No. 0-26642.

Mr. Riggsbee has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation Agreement with Mr. Evans

On October 8, 2014, the Company also entered into a Resignation Agreement with Mr. Evans. Pursuant to the Resignation Agreement, Myriad will pay Mr. Evans $490,000, less all applicable taxes and withholding amounts and accelerate the vesting of stock options that are due to vest on or before September 30, 2015 in order to (i) retain Mr. Evans as a non-employee consultant to provide certain consulting services to the Company through December 31, 2014, and (ii) provide Mr. Evans a bonus payment for the accomplishment to-date of his FY 2015 management business objectives through the date of his retirement, as well as his contributions to the success of the Company during his 19 years of service to Myriad. All of Mr. Evans’ restricted stock unit awards shall terminate effective upon his resignation. The Resignation Agreement also provides for the release of all claims by Mr. Evans against the Company, subject to specific exceptions, and the release of all claims by the Company against Mr. Evans.

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The foregoing description of the Resignation Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

(d) Not applicable.

(e) The disclosure provided under Item 5.02(c) above is incorporated herein by reference.

(f) Not applicable.

ITEM 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.1	Offer Letter between Myriad Genetics, Inc. and R. Bryan Riggsbee dated October 7, 2014.

10.2	Employment Agreement between Myriad Genetics, Inc. and R. Bryan Riggsbee dated October 8, 2014.

10.3	Resignation Agreement between Myriad Genetics, Inc. and James S. Evans dated October 8, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: October 9, 2014	By:	/s/ Peter D. Meldrum
Peter D. Meldrum
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter between Myriad Genetics, Inc. and R. Bryan Riggsbee dated October 7, 2014.

10.2	Employment Agreement between Myriad Genetics, Inc. and R. Bryan Riggsbee dated October 8, 2014.

10.3	Resignation Agreement between Myriad Genetics, Inc. and James S. Evans dated October 8, 2014.

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